UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2024
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 960-1518
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 26, 2024, Affirm Holdings, Inc. (the “Company”), a Delaware corporation, and Affirm, Inc. (the “Borrower”), a Delaware corporation and wholly-owned subsidiary of the Company, as borrower, entered into Amendment No. 2 to the Revolving Credit Agreement (the “Amended Credit Agreement”) with the lenders party thereto, Barclays Bank PLC, as administrative agent and the other parties party thereto (the “Lenders”). Under the Amended Credit Agreement, the aggregate commitment increased from $205 million to $330 million, and the maturity was extended three years to June 26, 2027, provided that, if on any day occurring on or after the 91st day before the maturity of the Company’s outstanding convertible notes (the “Notes”), the aggregate outstanding principal amount of the Notes shall be greater than or equal to the greater of (i) $150 million and (ii) the Company’s liquidity level, the Amended Credit Agreement shall mature on such date. The Amended Credit Agreement amends the Revolving Credit Agreement, dated February 4, 2022 (as also amended on August 15, 2022, the “Credit Agreement”). At closing, no amounts had ever been drawn under the Credit Agreement.

Proceeds of the borrowings under the Amended Credit Agreement will be used for general corporate purposes in the ordinary course of business. Borrowings under the Amended Credit Agreement are unsecured and will bear interest at a rate equal to, at the Borrower’s option, either (a) a SOFR rate determined by reference to the forward-looking term SOFR rate for the interest period, plus an applicable margin of 1.75% per annum or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the rate last quoted by the Wall Street Journal as the US prime rate and (iii) the one-month forward-looking term SOFR rate plus 1.0% per annum, in each case, plus an applicable margin of 0.75% per annum. In addition, the Amended Credit Agreement requires the Borrower to pay a commitment fee of 0.20% per annum in respect of the unused commitments under the Credit Agreement.

The obligations of the Borrower under the Amended Credit Agreement are presently guaranteed by the Company and certain domestic subsidiaries of the Borrower and are required to be guaranteed in the future by certain additional domestic subsidiaries of the Company.
The Amended Credit Agreement contains events of default if either the cumulative default ratio for a given period or the 3-month rolling average delinquent receivable ratio referred to therein exceeds certain thresholds, and other customary events of default, including in the event of a change of control. The Amended Credit Agreement also contains certain covenants and restrictions that limit the Company and its subsidiaries’ ability to, among other things, incur additional debt; create liens on certain assets; pay dividends on or make distributions in respect of their capital stock or make other restricted payments; consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; and enter into certain transactions with their affiliates.

The Amended Credit Agreement also contains certain financial maintenance covenants which require the Company and its subsidiaries to not exceed a specified leverage ratio and to maintain a minimum level of tangible net worth, in each case, as of the last day of each fiscal quarter.

If the Company or Borrower fail to perform their respective obligations under these and other covenants (after giving effect to any applicable grace period specified in the Amended Credit Agreement), or should any event of default occur, the revolving loan commitments under the Amended Credit Agreement may be terminated and any outstanding borrowings, together with accrued interest, under the Amended Credit Agreement could be declared immediately due and payable.

The foregoing is a summary description of certain terms of the Amended Credit Agreement and does not purport to be complete, and it is subject to and qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.
On June 25, 2024, Evolve Bank & Trust (“Evolve”), the third-party issuer of the Affirm Card, notified the Company that Evolve had experienced a cybersecurity incident whereby a third party gained unauthorized access to personal information and financial information (“Personal Information”) of Evolve retail banking customers and the customers of its financial technology partners. Because the Company shares the Personal Information of Affirm Card users with Evolve to facilitate the issuance and servicing of Affirm Cards, the Company believes that the Personal Information of Affirm Card users was compromised as part of Evolve’s cybersecurity incident. However, the Company’s information systems were not compromised, nor was the ability for Affirm Card holders to continue using their Affirm Card. This incident has not impacted any other part of the Company’s business or operations.

Upon being notified of the Evolve cybersecurity incident, the Company immediately began an investigation independent of Evolve’s investigation to determine whether any Affirm Card user Personal Information had been compromised, and that investigation, along with remediation efforts, is ongoing as of the date of this Current Report on Form 8-K (the “Filing”). Evolve has communicated to the Company that this cybersecurity incident has been contained. However, the full scope, nature and impact of the incident on the Company and Affirm Card users, including the extent to which there has been unauthorized access to Affirm Card user Personal Information, are not yet known. The Company has notified law enforcement and all Affirm Card users of the Evolve cybersecurity incident. Affirm Card users continue to be able to transact with their Affirm Cards, and the Company heightened its fraud monitoring.

As of the date of this Filing, the Company does not expect that the Evolve cybersecurity incident is reasonably likely to have a material impact on the Company, including its financial condition or results of operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the Company’s ongoing investigation and remediation of the Evolve cybersecurity incident; the nature and extent of the incident, including the extent of unauthorized access to Affirm Card user Personal Information; Evolve’s mitigation and remediation efforts; the potential disruption to our business or operations, including whether and to what extent Affirm Card usage may be impacted now and in the future; and the potential impact on the Company’s reputation, financial condition and results of operations. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause actual results to differ materially from expectations as of the date of this filing. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the ongoing investigation and remediation of the Evolve cybersecurity incident, risks related to security breaches or incidents, as well as other risks listed or described from time to time in our most recent Annual Report on Form 10-K and in our other filings with the U.S. Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update any of the statements in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to Revolving Credit Agreement, dated June 26, 2024, between Affirm, Inc., Affirm Holdings, Inc., certain lenders identified therein, and Barclays Bank PLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: July 1, 2024
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